Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Third Fiscal Quarter 2021
Financial Results and Provides General Business Update

$115.7 million in cash and cash equivalents as of June 30, 2021 to develop pipeline and invest in long-term growth

Mino-Lok® Phase 3 superiority trial advancing following independent Data Monitoring Committee recommendation to proceed without any modifications

CRANFORD, N.J., August 12, 2021 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products with a focus on anti-infective products in adjunct cancer care, unique prescription products and stem cell therapy, today reported financial results for the third fiscal quarter of 2021 ended June 30, 2021, and provided a general business update.

Third Fiscal Quarter 2021 and Recent Business Highlights

-	Received third positive recommendation from independent Data Monitoring Committee to continue the Mino-Lok® Phase 3 clinical superiority trial as planned without modifications; no safety concerns identified;

-	Characterization and expansion of NoveCite’s i-MSC accession cell bank (ACB) underway at Waisman Biomanufacturing at the University of Wisconsin-Madison to create a cGMP master cell bank (MCB);

-	Received FDA guidance on proprietary Halo-Lido patient-reported outcome (PRO) tool; preparing to submit an investigational new drug (IND) application during the fourth quarter of 2021;

-	Advanced Mino-Wrap chemistry, manufacturing and controls (CMC) development;

-	Issued 11.2 million shares of Citius common stock upon the exercise of warrants during the quarter for aggregate proceeds of $16.9 million, and a total of $127.6 million in financing activities during the first half of 2021;

-	Announced that on June 21, 2021 stockholders approved an increase in authorized shares from 210,000,000 to 410,000,000 and an increase in authorized common shares from 200,000,000 to 400,000,000; and,

-	Reported $115.7 million in cash and cash equivalents as of June 30, 2021.

“During the quarter, we made progress with all of our programs despite the ongoing challenges of conducting preclinical work and clinical trials during the extended COVID-19 pandemic. We remain encouraged by the positive recommendation of the independent DMC to continue the Mino-Lok® Phase 3 pivotal superiority trial as planned and are fully committed to submitting an NDA for the treatment of infected catheters, a potentially life-threatening condition for the nearly 500,000 patients with catheter-related bloodstream infections in the U.S. each year. Given rising COVID-19 infection rates across the U.S., hospitals are, understandably, prioritizing COVID-19 patients and studies. Consequently, we expect recruitment for our Mino-Lok® trial will be slower in the near term than we had originally planned. To address this, we are exploring multiple paths to support our patient recruitment and randomization efforts and are confident that we have the resources in place to complete the trial in a timely manner. We look forward to updating you on these efforts in due course,” stated Myron Holubiak, President and Chief Executive Officer of Citius Pharmaceuticals.

“The persistence of COVID-19 is a reminder that treatment of acute respiratory distress syndrome (ARDS) will continue to be an important need worldwide. Accordingly, we remain focused on further developing our engineered stem cell program, which holds the potential to offer a novel and scalable therapy for all causes of ARDS. We have initiated a pilot study in mice and are completing our proof-of-concept sheep study, for which we expect to have topline results by the end of this quarter. Additionally, our IND submission for Halo-Lido is on track for later this year and in vitro CMC work for Mino-Wrap is underway. With a solid balance sheet to support our activities, we are now better positioned than ever before to execute our strategy and deliver value to patients and shareholders,” added Mr. Holubiak.

Third Fiscal Quarter 2021 Financial Results:

Liquidity

As of June 30, 2021, the Company had $115.7 million in cash and cash equivalents. During the three months ended June 30, 2021, the Company issued 11.2 million shares of Citius common stock upon the exercise of warrants for aggregate proceeds of approximately $16.9 million. During the nine months ended June 30, 2021, the Company received $31.1 million in proceeds from the exercise of common stock warrants.

In January 2021, the Company closed a private placement for common stock and warrants totaling gross proceeds of approximately $20 million. In February 2021, the Company closed a registered direct offering of its common stock and warrants for gross proceeds of approximately $76.5 million.

On June 21, 2021, stockholders approved an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares from 210,000,000 to 410,000,000 and the authorized number of common shares from 200,000,000 to 400,000,000. As of June 30, 2021, the Company had 145,979,429 common shares issued and outstanding.

During the first half of 2021, the Company raised a total of $127.6 million through financing activities. We estimate that we will have sufficient funds for our operations through March 2023.

Research and Development (R&D) Expenses

R&D expenses were $2.2 million and $9.9 million for the three and nine months ended June 30, 2021, respectively, compared to $2.6 million and $7.3 million for the comparable periods in 2020. The decrease in research and development expenses for the quarter ended June 30, 2021, compared to the prior-year quarter reflects decreases in R&D expenses for our Mino-Lok® and Halo-Lido product candidates, offset by an increase in R&D expenses for Mino-Wrap and our proposed novel stem cell therapy for acute respiratory distress syndrome (ARDS).

The increase in research and development expenses for the nine months ended June 30, 2021 compared to the prior year period is primarily due to a $5.5 million increase in R&D expenses related to our proposed novel stem cell therapy for ARDS, offset by decreases in R&D expenses for our other pipeline products, including a decrease in manufacturing research and development costs for registration batches of Mino-Lok® and a decrease in R&D expenses associated with manufacturing development and our patient reported outcome tool for Halo-Lido.

We expect that research and development expenses will increase in fiscal 2021 as we continue to focus on our Phase 3 trial for Mino-Lok®, progress the Halo-Lido product candidate, and continue our research and development efforts related to ARDS and Mino-Wrap.

General and Administrative (G&A) Expenses

G&A expenses were $3.4 million and $7.4 million for the three and nine months ended June 30, 2021, respectively, compared to $1.9 million and $5.7 million for the comparable periods in 2020. The primary reason for the increase is incremental costs associated with investor relations and legal services, as well as additional compensation costs for new employees and performance bonuses. General and administrative expenses consist primarily of compensation costs, professional fees related to our capital raising activities, corporate development services, and investor relations.

Stock-based Compensation Expense

For the three months ended June 30, 2021, stock-based compensation expense was $0.4 million as compared to $0.2 million for the three months ended June 30, 2020. For the nine months ended June 30, 2021, stock-based compensation expense was $1.0 million as compared to $0.6 million for the nine months ended June 30, 2020. The increase reflects expenses related to new grants made by Citius and the recently adopted NoveCite stock option plan.

Net loss

Net loss was $5.8 million and $18.1 million for the three and nine months ended June 30, respectively, compared to a net loss of $4.7 million and $13.4 million for the comparable periods in 2020. The increase in net loss is primarily due to the increase in general and administrative expenses and an increase in our research and development activities related to ARDS.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, with a focus on anti-infectives in adjunct cancer care, unique prescription products, and stem cell therapy. The Company’s lead product candidate, Mino-Lok®, an antibiotic lock solution for the treatment of patients with catheter-related bloodstream infections (CRBSIs), is currently enrolling patients in a Phase 3 pivotal superiority trial. Mino-Lok® was granted Fast Track designation by the U.S. Food and Drug Administration (FDA). Through its subsidiary, NoveCite, Inc., Citius is developing a novel proprietary mesenchymal stem cell treatment derived from induced pluripotent stem cells (iPSCs) for acute respiratory conditions, with a near-term focus on acute respiratory distress syndrome (ARDS) associated with COVID-19. For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: our ability to successfully undertake and complete clinical trials and the results from those trials for our product candidates; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our need for substantial additional funds; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to attract, integrate, and retain key personnel; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2020, filed with the SEC on December 16, 2020 and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Relations for Citius Pharmaceuticals:

Ilanit Allen

Vice President, Corporate Communications and Investor Relations

T: 908-967-6677 x113

E: iallen@citiuspharma.com

– Financial Tables Follow –

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	September 30,
	2021	2020
ASSETS
Current Assets:
Cash and cash equivalents	$115,663,976	$13,859,748
Prepaid expenses	1,271,395	122,237
Total Current Assets	116,935,371	13,981,985

Property and equipment, net	7,754	1,577

Operating lease right-of-use asset, net	864,865	986,204

Other Assets:
Deposits	38,062	57,093
In-process research and development	19,400,000	19,400,000
Goodwill	9,346,796	9,346,796
Total Other Assets	28,784,858	28,803,889

Total Assets	$146,592,848	$43,773,655

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,354,664	$1,856,235
Accrued expenses	366,736	164,040
Accrued compensation	1,539,813	1,654,919
Accrued interest	1,974	89,970
Notes payable – related parties	—	172,970
Note payable – paycheck protection program	164,583	—
Operating lease liability	172,540	158,999
Total Current Liabilities	3,600,310	4,097,133

Note payable – paycheck protection program	—	164,583
Deferred tax liability	4,985,800	4,985,800
Operating lease liability – non current	724,785	855,471
Total Liabilities	9,310,895	10,102,987

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock – $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock – $0.001 par value; 400,000,000 shares authorized; 145,979,429 and 55,576,996 shares issued and outstanding at June 30, 2021 and September 30, 2020, respectively	145,979	55,577
Additional paid-in capital	227,622,330	104,208,958
Accumulated deficit	(91,086,736)	(70,593,867)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	136,681,573	33,670,668
Non-controlling interest	600,380	—
Total Equity	137,281,953	33,670,668

Total Liabilities and Equity	$146,592,848	$43,773,655

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2021 AND 2020

(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,	June 30,	June 30,	June 30,
	2021	2020	2021	2020
Revenues	$—	$—	$—	$—

Operating Expenses
Research and development	2,203,748	2,644,244	9,946,268	7,324,730
General and administrative	3,407,088	1,869,636	7,389,269	5,690,953
Stock-based compensation – general and administrative	373,570	175,011	993,114	554,228
Total Operating Expenses	5,984,406	4,688,891	18,328,651	13,569,911

Operating Loss	(5,984,406)	(4,688,891)	(18,328,651)	(13,569,911)

Other Income (Expense)
Other income	59,917	—	59,917	110,207
Interest income	103,413	13,018	186,224	44,463
Interest expense	(2,932)	(4,245)	(10,839)	(12,216)
Total Other Income, Net	160,398	8,773	235,302	142,454

Net Loss	(5,824,008)	$(4,680,118)	$(18,093,349)	$(13,427,457)
Deemed dividend on warrant extension	1,450,876	—	1,450,876	—

Net Loss Applicable to Common Stockholders	$(7,274,884)	$(4,680,118)	$(19,544,225)	$(13,427,457)

Net Loss Per Share Applicable to Common Stockholders - Basic and Diluted	$(0.05)	$(0.11)	$(0.20)	$(0.38)

Weighted Average Common Shares Outstanding
Basic and diluted	137,151,269	41,600,428	96,002,039	35,017,739

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JUNE 30, 2021 AND 2020

(Unaudited)

	2021	2020
Cash Flows From Operating Activities:
Net loss	$(18,093,349)	$(13,427,457)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	993,114	554,228
Issuance of common stock for services	68,000	428,770
Amortization of operating lease right-of-use asset	121,339	112,605
Depreciation	761	632
Changes in operating assets and liabilities:
Prepaid expenses	(1,149,158)	(3,471)
Deposits	19,031	—
Accounts payable	(501,571)	(901,918)
Accrued expenses	202,696	(82,361)
Accrued compensation	(115,106)	(180,374)
Accrued interest	(87,996)	12,216
Operating lease liability	(117,145)	(85,736)
Net Cash Used In Operating Activities	(18,659,384)	(13,572,866)

Cash Flows Used In Investing Activities:
Purchase of property and equipment	(6,938)	(1,831)
Net Cash Used In Operating Activities	(6,938)	(1,831)

Cash Flows From Financing Activities:
Proceeds from note payable – paycheck protection program	—	164,583
Principal paid on notes payable – related parties	(172,970)	—
Proceeds from sale of NoveCite, Inc. common stock	500	—
Net proceeds from private placement	18,450,410	—
Net proceeds from registered direct offering	70,979,842	6,877,100
Net proceeds from common stock warrant exercises	31,130,134	7,156,549
Net proceeds from common stock option exercises	82,634	—
Net Cash Provided By Financing Activities	120,470,550	14,198,232

Net Change in Cash and Cash Equivalents	101,804,228	623,535
Cash and Cash Equivalents - Beginning of Period	13,859,748	7,893,804
Cash and Cash Equivalents - End of Period	$115,663,976	$8,517,339

Supplemental Disclosures Of Cash Flow Information and Non-cash Activities:
Operating lease right-of-use asset and liability recorded upon adoption of ASC 842	$—	$1,137,724